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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  May 4, 2015

PROVIDENCE AND WORCESTER RAILROAD COMPANY
 (Exact name of registrant as specified in its charter)

Rhode Island	0-16704	05-0344399
(State or other jurisdiction Of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

75 Hammond Street, Worcester, Massachusetts  01610
(address, including zip code, of principal executive offices)

(508) 755-4000
Registrant’s telephone number, including area code

None
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
ž      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
ž      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
ž      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
ž      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Item 1.01                      Entry into a Material Definitive Agreement.

The information in Item 2.03 of this Form 8-K is hereby incorporated by reference to this Item 1.01.

Item 2.03                      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance
Sheet Arrangement of a Registrant.

On May 4, 2015, Providence and Worcester Railroad Company (the “Company”) executed a Business Loan Agreement, Promissory Note, and related documents (the “Loan Documents”) with Commerce Bank & Trust Company (“Commerce”) providing for a $5 Million term loan (the “Term Loan”). The proceeds of the Term Loan will be used to replace one and rehabilitate certain other bridges located along the Company’s Main Line, between Worcester, Massachusetts and Providence, Rhode Island, to accommodate increased tonnage capabilities.

The Term Loan matures on May 4, 2026. Pursuant to provisions of the Term Loan, the Company is required annually to maintain a tangible net worth (as defined in the Term Loan) of at least $70 million. The Term Loan will require payments of interest only for twelve months whereupon it converts to a ten (10) year term loan with payments based upon a twenty (20) year amortization. The Term Loan bears interest at 4.11% per annum for the life of the loan.  The Term Loan is unsecured; however, the Company is subject to certain financial and non-financial covenants, including the tangible net worth requirement, use of the loan proceeds, and financial record keeping requirements. At its option, the Company may prepay all or any portion of the outstanding Term Loan, subject to certain prepayment premiums where applicable. The Loan Documents contain other customary covenants, terms and conditions.

The Company and Commerce also consummated a two-year extension of the maturity of a $5 Million unsecured line of credit facility (the “Loan Facility”) pursuant to a Promissory Note and a Business Loan Agreement executed on June 25, 2009. The Loan Facility was extended to June 25, 2017 pursuant to an Allonge to Promissory Note dated May 4, 2015 at a reduced variable interest rate of the thirty (30) day London Interbank Offered Rate (“LIBOR”) plus one and five tenths percent. The Company pays no commitment fee on this line and has no compensating balance requirements. Borrowings under this Loan Facility are unsecured and due on demand. No amounts are outstanding under the Loan Facility.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1945, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Providence and Worcester Railroad Company

By:           /s/ Charles D. Rennick
Charles D. Rennick
Secretary and General Counsel

Dated: May 5, 2015